EXHIBIT 11


                               QUANEX CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)

                                                   Three Months Ended      Six Months Ended
                                                         April 30,              April 30,
                                                    -----------------      -----------------
                                                     1996       1995        1996       1995
                                                    ------     ------      ------     ------
                                                       (Unaudited)            (Unaudited)
Income from continuing operations................. $ 8,474   $  6,508    $ 11,717   $  9,005
Income from discontinued operations, net of
   income taxes...................................     616      1,624       1,699      3,174
Gain on sale of discontinued operations, net
   of income taxes................................  36,290         -       36,290         -
                                                    ------     ------      ------     ------
Income before extraordinary charge................  45,380      8,132      49,706     12,179
Extraordinary charge - early extinguishment of debt    -          -            -      (2,522)
                                                    ------     ------      ------     ------
Net income........................................ $45,380   $  8,132    $ 49,706   $  9,657
                                                    ======     ======      ======     ======
Weighted average shares
  outstanding-primary.............................  13,965     13,641      13,939     13,614
                                                    ======     ======      ======     ======
Earnings per common share:
  Primary:
   Income from continuing operations..............  $ 0.61     $ 0.48     $  0.84    $  0.67
   Income from discontinued operations............    0.04       0.12        0.12       0.23
   Gain on sale of discontinued operations........    2.60         -         2.60         -
   Extraordinary charge...........................     -           -           -       (0.19)
                                                    ------     ------      ------     ------
     Earnings per common share....................  $ 3.25     $ 0.60     $  3.56    $  0.71
                                                    ======     ======      ======     ======



Income from continuing operations.................$  8,474   $  6,508    $ 11,717   $  9,005
Income from discontinued operations, net of
   income taxes...................................     616      1,624       1,699      3,174
Gain on sale of discontinued operations, net
   of income taxes................................  36,290         -       36,290         -
                                                    ------     ------      ------     ------
Income before extraordinary charge................  45,380      8,132      49,706     12,179
Extraordinary charge - early extinguishment of debt     -          -           -      (2,522)
                                                    ------     ------      ------     ------
Net income........................................  45,380      8,132      49,706      9,657

Interest on 6.88% convertible subordinated
   debentures and amortization of related issuance
   costs, net of applicable income taxes..........     999        891       1,998      1,784
                                                    ------     ------      ------     ------
Adjusted net income...............................$ 46,379   $  9,023    $ 51,704   $ 11,441

Weighted average shares
  outstanding-primary.............................  13,965     13,641      13,939     13,614
Effect of common stock equivalents
  arising from stock options......................     -           23         -           43
Subordinated debentures assumed converted
  to common stock.................................   2,696      2,696       2,696      2,696
Weighted average shares                             ------     ------      ------     ------
  outstanding-fully diluted.......................  16,661     16,360      16,635     16,353
                                                    ======     ======      ======     ======

Earnings per common share:
  Assuming full dilution:
   Income from continuing operations..............  $ 0.57     $ 0.45     $  0.83    $  0.66
   Income from discontinued operations............    0.03       0.10        0.10       0.19
   Gain on sale of discontinued operations........    2.18         -         2.18         -
   Extraordinary charge...........................     -           -           -       (0.15)
                                                    ------     ------      ------     ------
     Earnings per common share....................  $ 2.78     $ 0.55     $  3.11    $  0.70
                                                    ======     ======      ======     ======
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